UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2007

INTERACTIVE TELEVISION NETWORK, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-50122	98-0372720
(Commission File Number)	(I.R.S. Employer Identification No.)

23241 Ventura Boulevard, Suite 101 Woodland Hills, CA	91364
(Address of Principal Executive Offices)	(Zip Code)

(866) 988-4988
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

Termination of Agreement Regarding the Sale by ITVN, Inc. of All of Its Assets.

As disclosed in the Current Report filed by Interactive Television Networks, Inc., a Nevada corporation (the “Registrant”) on July 18, 2007 (the “Initial Form 8-K”), ITVN, Inc., a Nevada corporation (“ITVN”), on July 11, 2007 entered into an Asset Purchase Agreement (“Asset Purchase Agreement”), with BroadShift Inc., a corporation existing under the laws of the Province of Ontario, Canada (“BroadShift”). ITVN, Inc. is a wholly-owned subsidiary of the Registrant. The Registrant conducts substantially all of its operations through ITVN, and substantially all of the operating assets related to the operation of the Registrant’s digital video internet distribution business are owned by ITVN.

This Current Report on Form 8-K is being filed to disclose that the conditions required to complete the sale by ITVN of its assets to Broadshift under the Asset Purchase Agreement have not occurred and that the parties to the Asset Purchase Agreement have agreed to terminate that agreement. As further disclosed below, ITVN and Broadshift have commenced negotiations to restructure the proposed purchase of the ITVN assets, albeit at a price substantially less than the price contemplated by the Asset Purchase Agreement. The Registrant was not a party to the Asset Purchase Agreement and is not a party to the current negotiations.

As described in the Initial Form 8-K, BroadShift is a Canadian aggregator and distributor of narrowcast Internet protocol television that in July 2007 filed a preliminary prospectus with the Canadian securities regulatory authorities to effect an initial public offering of its common shares. A portion of the funds to be received from that initial public offering were allocated to the purchase of ITVN’s assets under the Asset Purchase Agreement.

Under the Asset Purchase Agreement, ITVN agreed to sell and transfer to BroadShift, or a new subsidiary of BroadShift, substantially all of its assets, including ITVN’s remaining inventory of set-top boxes, all of the subscribers for its subscription based network of television programming services, most of its intellectual properties related to its operations (including its trademarks, most of its URLs, customer lists and know-how), and all of its video content agreements (certain content agreements were entered into by the Registrant, which agreements would not be transferred to BroadShift).

The purchase price under the Asset Purchase Agreement for the assets of ITVN consisted of the following: (i) U.S. $5,050,000 payable in cash at the closing, and (ii) a number of the BroadShift’s common shares equal to CDN $6,398,695 divided by the price at which BroadShift’s common shares are initially sold in BroadShift’s initial public offering. The portion of the purchase price to be paid in shares of BroadShift common stock was subject to decrease under certain circumstances.

As disclosed in the Initial Form 8-K, the closing of the acquisition was subject to, among other conditions, (i) the completion of an initial public offering by BroadShift in which BroadShift raises no less than CDN $20,000,000, and (ii) the listing of BroadShift’s common shares on the Toronto Stock Exchange or the TSX Venture Exchange. The Asset Purchase Agreement could be terminated by either party after September 30, 2007 if the acquisition has not been completed by that date due to no fault of the terminating party. ITVN has been informed that BroadShift did not complete its initial public offering and that the prior CDN $20,000,000 initial public offering has now officially been terminated by BroadShift’s underwriters. Because the initial public offering was not effected, BroadShift’s common shares also could not be listed the Toronto Stock Exchange or the TSX Venture Exchange. Accordingly, the two principal conditions to the closing of the asset sale under the Asset Purchase Agreement have not been satisfied, and the final date by which the transaction had to be completed has now passed. Accordingly, BroadShift and ITVN have agreed to terminate the Asset Purchase Agreement.

Possible New Transaction With BroadShift.

BroadShift has informed ITVN that it intends to re-file its prospectus for a new, much smaller, public offering. BroadShift currently anticipates registering a public offering for approximately CDN $6,000,000. BroadShift has also informed ITVN that it still is interested in acquiring ITVN’s assets. However, BroadShift has also informed ITVN that, because it would receive less than one-third of the proceeds from its new, smaller public offering that it expected to receive at the time the Asset Purchase Agreement was signed, BroadShift could only purchase the assets at a price substantially less than the price set forth in the Asset Purchase Agreement. ITVN and BroadShift have commenced discussions regarding the terms of such a revised offer. Since BroadShift will have to complete its initial public offering to be able to purchase the ITVN assets, any such new offer also would be contingent upon BroadShift completing its new public offering. BroadShift has informed ITVN that its goal is to complete its new initial public offering by the end of November 2007.

In order to increase its ability to complete an initial public offering and strengthen its management team, BroadShift has offered Mr. Charles Prast the position of BroadShift’s Chief Executive Officer, President and a member of the Board of Directors. Mr. Prast has accepted BroadShift’s offer, and therefore currently is the Chief Executive Officer, President and a director of BroadShift. Mr. Prast currently is the Chief Executive Officer and a director of both the Registrant and ITVN. Because of Mr. Prast’s position with BroadShift, the Registrant and ITVN, Mr. Prast has recused himself from the negotiations between ITVN and BroadShift.

To date, no new agreement has been entered into between ITVN and BroadShift regarding the sale of ITVN’s assets, and no assurance can be given that the parties will be able to agree upon the terms of such an agreement. In addition, no assurance can be given that any offer made by BroadShift for ITVN’s assets will be acceptable to ITVN’s Board of Directors. Furthermore, no assurance can be given that BroadShift will be able to complete its new, smaller initial public offering. Therefore, since any revised purchase of ITVN’s assets will also be conditioned upon the completion of BroadShift’s new proposed initial public offering, no assurance can be given that BroadShift will be able to complete the purchase of ITVN’s assets, even if the parties do reach an agreement on revised price and terms.

As disclosed in the Initial Form 8-K, the assets to be sold by ITVN are currently encumbered by a lien in favor of the holders of the Registrant’s variable rate debentures. Accordingly, in order to complete any sale of its assets, ITVN will have to obtain the release of the lien on these assets. It is not currently anticipated that BroadShift will offer to purchase the ITVN assets for a purchase price that will provide ITVN with sufficient proceeds to repay these debentures (and, if necessary, other debentures of the Registrant) at the closing of the asset sale. Accordingly, in addition to the foregoing conditions, ITVN’s ability to complete any sale of its assets will be dependent upon the willingness of the secured creditors to accept less than the full amount owed to them. If the secured creditors do not agree to restructure their secured indebtedness, ITVN will not be able to sell any of its assets to BroadShift. The secured creditors have not yet agreed to restructure their secured loans.

As disclosed in its prior filings with the Securities and Exchange Commission, the Registrant and ITVN currently do not generate sufficient cash from their operations of fund their working capital needs. The companies have been operating at a substantial negative cash flow, have incurred significant losses to date, and have not been able to raise any capital from outside sources. Accordingly, unless a buyer is found for either the Registrant or ITVN, the operations of the Registrant and ITVN will have to be further reduced to closed. During the past few months, in anticipation of the closing of the Asset Purchase Agreement, BroadShift has provided ITVN with financial assistance in order to maintain its business and operations. If BroadShift ceases to provide ITVN with such assistance in the future, ITVN will not be able to continue to operate.

Uncertain Future of The Registrant.

Following any sale of its assets to BroadShift, ITVN will have no operating assets and will cease all operations. Shareholders of the Registrant will not receive any cash or other form of payment from any transaction with BroadShift. However, following the sale of ITVN’s assets, the Registrant will continue to be a company registered under the Securities Exchange Act of 1934, as amended. As a "reporting company" whose shares of common stock are quoted on the OTC Bulletin Board, management believes the Registrant may be more attractive to a private acquisition target. Therefore, assuming that the Registrant remains in good standing, the Registrant intends to assess various options and strategies to acquire or otherwise reorganize with another business. In analyzing prospective business opportunities, management will consider, to the extent applicable, the available technical, financial and managerial resources of any given business venture. The Registrant has not yet conducted any search of prospective business opportunities, and there is no assurance that the Registrant will be able to acquire a business opportunity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERACTIVE TELEVISION NETWORK, INC.

By:	/s/ CHARLES PRAST
Charles Prast, Chief Executive Officer

Dated: October 11, 2007